Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference on Form 8-K (No. 001-14027/20545479) of Anika Therapeutics Inc. of our audit report dated December 11, 2019 (reissued on December 18, 2019), with respect to the financial statements of Parcus Medical, LLC, appearing in this Form 8-K/A.

Warren Averett

March 12, 2020